WNC Housing Tax Credit Fund VI, L.P., Series 5
3158 Redhill Avenue, Suite 120
Costa Mesa, CA 92626



                       Consent of Independent Accountants




We consent to the use in this Registration Statement No. 333-24111 of WNC Housing Tax Credit Fund VI, L.P., Series 5 on Form S-11, as amended, of our report dated March 26, 1998 on the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997, of Mark Twain Senior Community Limited Partnership, (A California Limited Partnership).


                                                         /S/ Burke & Rea
                                                             Burke & Rea


March 30, 1998
Stockton, California